SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):
                              October 23, 1995

                              PROFFITT'S, INC.
           (Exact name of registrant as specified in its charter)

                                 TENNESSEE
               (State or other jurisdiction of incorporation)

          0-15907                          62-0331040
     (Commission File Number)      (IRS Employer Identification No.)

               P.O. Box 9388
               Alcoa, TN                             37701

     (Address of principal executive offices)     (Zip Code)

     Registrant's telephone number, including area code:
                 (615) 983-7000

     Item 5.   Other Events.

          On October 23, 1995, Proffitt's, Inc. ("Proffitt's") and Younkers, Inc. ("Younker's) jointly announced the signing of an Agreement and Plan of Merger (the "Agreement") pursuant to which Baltic Merger Corporation, a newly organized and wholly-owned subsidiary of Proffitt's ("Baltic"), will be merged with and into Younkers, which will continue as the surviving corporation and a wholly-owned subsidiary of Proffitt's (the "Merger"). The Agreement provides that upon and by virtue of the Merger becoming effective, each issued and outstanding share of Younkers' Common Stock, $0.01 par value per share ("Younkers Common Stock"), except for certain shares of Younkers Common Stock held by Younkers in treasury or owned by Proffitt's or any subsidiary of Younkers which will be cancelled, will be converted into the right to receive ninety-eight one-hundredths (.98) of a share of Proffitt's Common Stock, $0.10 par value per share, subject to certain adjustments more particularly described in the Agreement.

          Pursuant to General Instruction F to Form 8-K, the press release issued October 23, 1995, concerning the merger is incorporated herein by reference and is attached hereto as
          Exhibit 20.

     Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               The following exhibits are filed as a part of this report:

     Exhibit
     Number         Description

         2 Agreement and Plan of Merger Among Proffitt's, Inc., Baltic Merger Corporation and Younkers, Inc. Dated as of October 22, 1995.

        20     Press Release dated October 23, 1995.

        99     Discussion Piece for Financial Analysts' Questions

                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PROFFITT'S, INC.



     Date: October 24, 1995        /s/ R. Brad Martin
           ----------------        ------------------
                                   R. Brad Martin
                                   (Printed)

                                   Chairman of the Board
                                     and Chief Executive
                                     Officer
                                   (Title)